EXHIBIT 5.2


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                WOMBLE      3300 One First Union Center
               CARLYLE      301 South College Street
             SANDRIDGE      Charlotte, NC 28202-6025
                & RICE

A PROFESSIONAL LIMITED      Telephone: (704) 331-4900
     LIABILITY COMPANY      Fax: (704) 331-4955



                                 April 13, 1998



BB&T Corporation
200 West Second Street
Winston-Salem, North Carolina 27101

                  Re: Registration Statement on Form S-8 with respect to Certain Securities Issuable Pursuant to the BB&T Corporation Non-Qualified Defined Contribution Plan and the BB&T Corporation Non-Employee Directors' Deferred Compensation and Stock Option Plan

Ladies and Gentlemen:

                  We are acting as counsel for BB&T Corporation (the "Company") in connection with its registration under the Securities Act of 1933, as amended, of the following:

                  1. $40,000,000 in deferred compensation obligations of the Company (the "Deferred Compensation Obligations"), which are proposed to be offered and sold pursuant to the BB&T Corporation Non-Qualified Defined Contribution Plan (the "Defined Contribution Plan") and the BB&T Corporation Non-Employee Directors' Deferred Compensation and Stock Option Plan (the "Directors' Plan") (individually, a "Plan," and collectively, the "Plans");

                  2. 500,000 shares of the Company's common stock, $5.00 par value, which are proposed to be offered and sold pursuant to the Directors' Plan (the "Directors' Plan Shares"); and

                  3. 126,000 shares of the Company's common stock, $5.00 par value, which are proposed to be offered and sold pursuant to the Defined Contribution Plan (the "Defined Contribution Plan Shares"), which shares are held in trust pursuant to a Trust Agreement dated January 1, 1997 between the Company and Branch Banking and Trust Company as trustee.

                  The Deferred Compensation Obligations, the Directors' Plan Shares and the Defined Contribution Plan Shares are referred to herein collectively as the "Securities." The Securities are proposed to be registered pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"). Our opinion relates solely to the Deferred Compensation Obligations and the Directors' Plan Shares, and we express no opinion with regard to the Defined Contribution Plan Shares.

                  The Defined Contribution Plan is intended to constitute an unfunded "top hat" plan described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is subject to certain disclosure and procedural requirements of ERISA but, since it is intended to be a "top hat" plan, it is not intended to be subject to the eligibility, vesting, accrual, funding, fiduciary responsibility and similar substantive requirements of ERISA. The Directors' Plan is not subject to ERISA.

                  In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.


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                  This opinion is limited to the laws of the United States of
America and the State of North Carolina. In rendering opinions as to future events, we have assumed the facts and law existing on the date hereof.

                  Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

                  1. The Deferred Compensation Obligations, when established pursuant to the terms of the respective Plan, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the respective Plan, except as enforceability (i) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                  2. The Directors' Plan Shares have been duly authorized and, upon issuance pursuant to the terms of the Directors' Plan, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                   Sincerely,

                                   WOMBLE CARLYLE SANDRIDGE & RICE
                                   A PROFESSIONAL LIMITED LIABILITY COMPANY


                                   By: /s/ Jane Jeffries Jones
                                       -----------------------------
                                           Jane Jeffries Jones